UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PNC FUNDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PNC Funds, Inc.

PNC International Equity Fund

                    , 2008

Dear Shareholder:

We are writing to inform you of the upcoming special meeting of shareholders of the PNC International Equity Fund, a series of PNC Funds, Inc. (the “Fund”), to vote to approve a sub-advisory agreement between the Fund’s investment adviser, PNC Capital Advisors, Inc. (“PNC Capital”) and GE Asset Management Incorporated (“GE Asset Management”).

In managing the Fund, PNC Capital has implemented a multi-manager approach and allocates the Fund’s assets among multiple sub-advisers.  PNC Capital monitors the performance of the sub-advisers as well as the investment strategy of each sub-adviser and may periodically adjust the percentage of assets assigned to the sub-advisers.  The Fund’s assets currently are divided between two sub-advisers: Artio Global Management LLC and Morgan Stanley Investment Management Limited.  PNC Capital has proposed to add GE Asset Management as a third sub-adviser to the Fund.

As discussed in more detail in the enclosed Proxy Statement, we are soliciting your approval of the proposed sub-advisory agreement with GE Asset Management for the Fund.   The following are important facts regarding the proposed sub-advisory agreement with GE Asset Management:

•  The number of shares you own in the Fund and the value of those shares will not be affected.

•  The advisory fees for the Fund will not increase.

•  The investment objectives and polices of the Fund will not change.

•  The officers and directors of the Fund will not change.

The question and answer section that begins on the front cover of the Proxy Statement discusses questions you may have regarding the proposal. The Proxy Statement itself provides greater detail about the proposal, why it is being made and how it applies to the Fund. The Board of Directors believes that the proposal is in the Fund’s and your best interests and recommends that you read the enclosed materials carefully and vote in favor of the proposal.

You may choose one of the following options to vote:

•  Mail: Complete and return the enclosed proxy card.

•  Internet: Access the Web site shown on your proxy card and follow the online instructions.

•  Telephone (automated service): Call the toll-free number shown on your proxy card and follow the recorded instructions.

•  Telephone (to speak to a representative of the Fund’s proxy solicitor): 1-800-423-2107 (toll-free).

•  In person: Attend the special shareholder meeting on October 30, 2008.

Your vote is very important to us. Whichever method you choose, please be sure to cast your vote as soon as possible.  Even if you plan to attend the special meeting of shareholders, you can vote in advance using one of the other methods.  If we do not hear from you by [                ], our proxy solicitor may contact you. Thank you for your response and for your continued investment with the Fund.

Respectfully,

Kevin A. McCreadie
President

IMPORTANT INFORMATION

FOR FUND SHAREHOLDERS

While we encourage you to read the full text of the enclosed Proxy Statement, for your convenience, we have provided a brief overview of the proposal which requires a shareholder vote.

Questions & Answers

Q.  Why have I received this proxy statement?

A.  The Board of Directors of the PNC International Equity Fund (the “Fund”) has sent you this Proxy Statement to ask for your vote as a shareholder of the Fund.

Q.  What is happening?

A.  At its meeting on August 15, 2008, the Board of Directors of the Fund approved GE Asset Management Incorporated (“GE Asset Management”) as a sub-adviser to the Fund, subject to shareholder approval. It is proposed that GE Asset Management will join the Fund’s current sub-advisers, Artio Global Management LLC and Morgan Stanley Investment Management Limited in the management of the Fund’s portfolio.

Q.  What am I voting on?

A.  You are being asked to approve the new sub-advisory agreement with GE Asset Management.

Q.  Why am I being asked to vote on the proposal to approve this sub-advisory agreement?

A.  The Investment Company Act of 1940 requires that shareholders approve the proposed sub-advisory agreement with GE Asset Management.

Q.  What will happen if shareholders do not approve the sub-advisory agreement?

A.  If shareholders do not approve the proposed sub-advisory agreement, then GE Asset Management will not become a sub-adviser to the Fund and the Fund’s current sub-advisers, Artio Global Management LLC and Morgan Stanley Investment Management Limited will continue to manage the Fund.  PNC Capital Advisors, Inc., the Fund’s adviser (“PNC Capital”), and the Board of Directors may consider other sub-advisers and will make such arrangements for the management of the Fund’s investments as they deem appropriate and in the best interests of the Fund, subject to approval by Fund shareholders.

Q.  Will a new sub-adviser affect the investment object of the Fund or my ownership in the Fund?

A.  The Fund and its investment objectives and policies will not change.  You will still own the same number of shares in the Fund.

Q.  Will the a new sub-advise affect the Fund’s investment advisory fee rate?

A.  No, the investment advisory fee paid to PNC Capital will not change.  PNC Capital pays all of the Fund’s sub-advisers out of the fee it receives from the Fund.

Q.  How does the Board of Directors of the Fund recommend that I vote?

A.  After careful consideration, the members of the Board of Directors, including those Directors who are not affiliated with GE Asset Management, PNC Capital or their affiliates, recommend that you vote in favor of the proposed sub-advisory agreement.  The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under “Board Approval and Recommendation.”

Q.  Will the Fund pay for the proxy solicitation and related legal costs?

A. No.  PNC Capital has agreed to bear these costs.

Q.  How can I vote my shares?

A.  You may choose from one of the following options, as described in more detail on the proxy card(s):

•  By mail, using the enclosed proxy card(s) and return envelope;

•  By telephone, using the toll free number on your proxy card(s);

•  Through the Internet, using the website address on your proxy card(s); or

•  In person at the shareholder meeting.

Q.  Whom should I call for additional information about this proxy statement?

A.  Please call D.F. King & Co., Inc., the Fund’s proxy solicitor at 1-800-423-2107.

PNC Funds, Inc.

PNC International Equity Fund

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the PNC International Equity Fund, a series of PNC Funds, Inc. (the “Fund”), will be held at the offices of PNC Capital Advisors, Inc., Two Hopkins Plaza, 2nd Floor, Baltimore, Maryland, on October 30, 2008, at 10:00 a.m., Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the Meeting:

PROPOSAL:  To approve a sub-advisory agreement between PNC Capital Advisors, Inc. and GE Asset Management Incorporated for the PNC International Equity Fund (the “Proposal”).

The Board of Directors of the Fund recommends that shareholders vote FOR this Proposal.

Holders of record of shares of the Fund at the close of business on September 5, 2008 are entitled to vote at the Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held and each fractional share is entitled to a proportionate fractional vote.

In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies, or their substitutes, may propose and vote for one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such adjournments, and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. Shareholders may not be notified of an adjournment of the Meeting.  The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

Jennifer E. Vollmer
Secretary

                    , 2008

IMPORTANT— WE NEED YOUR PROXY VOTE IMMEDIATELY

A Shareholder may think that his or her vote is not important, but it is vital. We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope which requires no postage if mailed in the United States (or to take advantage of the telephonic or internet voting procedures described on the proxy card). Your prompt return of the enclosed proxy card (or your voting by other available means) may save the necessity of further solicitations. If you wish to attend the Meeting and vote your shares in person at that time, you will still be able to do so.

                    , 2008

PNC Funds, Inc.

PNC International Equity Fund

Two Hopkins Plaza
Baltimore, Maryland 21201

PROXY STATEMENT

This Proxy Statement is solicited by the Board of Directors of PNC Funds, Inc. for voting at a Special Meeting of Shareholders of the PNC International Equity Fund (the “Meeting”) to be held on October 30, 2008, at 10:00 a.m. Eastern Time, at the offices of PNC Capital Advisors, Inc., the Fund’s investment adviser (“PNC Capital”), Two Hopkins Plaza, 2nd Floor, Baltimore, Maryland.  PNC Funds, Inc. is an open-end management investment company, organized as a Maryland corporation and is comprised of 14 series, including the PNC International Equity Fund.  As used in this Proxy Statement, the PNC International Equity Fund is referred to as the “Fund,” and the Fund’s shares are referred to as “Shares.”

This Proxy Statement and the enclosed proxy card are expected to be distributed to shareholders on or about                 , 2008, or as soon as practicable thereafter.  The solicitation of proxies will occur principally by mail, but proxies may also be solicited by telephone, facsimile, personal interview, or other electronic means.  If votes are recorded by telephone, the proxy solicitor will use procedures designed to authenticate shareholders’ identities to allow shareholders to authorize the voting of their Shares in accordance with their instructions, and to confirm that a shareholder’s instructions have been properly recorded.

The cost of preparing, printing and mailing the enclosed proxy card and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile, letter, personal interview or other electronic means, will be paid by the PNC Capital.  D.F. King & Co., Inc. has been hired to assist in the proxy solicitation.  Estimated proxy solicitation expenses total approximately $[                  ].  In addition to the solicitation by mail, certain officers and representatives of the Fund, officers and employees of PNC Capital and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, letter, personal interview or other electronic means.

A proxy is enclosed with respect to the Shares you own in the Fund. If you return a properly executed proxy, the Shares represented by it will be voted at the Meeting in accordance with the instructions thereon.  Each full Share is entitled to one vote and each fractional Share to a proportionate fractional vote.  If you do not expect to be present at the Meeting and wish your Shares to be voted, please complete the enclosed proxy card and mail it in the enclosed reply envelope, or vote by telephone or the Internet as described on the proxy card.

Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation, by the execution of a later-dated proxy, or by attending the Meeting and voting in person.

Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a shareholder of record.  If you need additional copies of this Proxy Statement, please contact D.F. King & Co., Inc., the Fund’s proxy solicitor at
1-800-243-2107.

For a free copy of the Fund’s annual report dated May 31, 2008 and semi-annual report dated November 30, 2007 write the Fund at Two Hopkins Plaza, Baltimore, Maryland 21201, call 1-800-551-2145, or go to www.pncfunds.com.

PROPOSAL

APPROVAL OF THE SUB-ADVISORY AGREEMENT BETWEEN
PNC CAPITAL ADVISORS, INC. AND GE ASSET MANAGEMENT INCORPORATED.

At the Meeting, shareholders of the Fund will be asked to approve the proposed sub-advisory agreement between PNC Capital and GE Asset Management Incorporated (“GE Asset Management”).  The Fund’s Board of Directors approved the proposed sub-advisory agreement at its meeting held on August 15, 2008.  The form of the proposed agreement is attached hereto as Exhibit A and the material terms of the agreement are described below in “Summary of the Proposed Sub-Advisory Agreement.”

PNC Capital is the investment adviser to the Fund under an advisory agreement with PNC Funds, Inc. (the “Company”) dated July 24, 1998. The advisory agreement was last approved by the Board of Directors on May 18, 2007, and the Fund’s shareholders on July 19, 2008.  The advisory agreement authorizes PNC Capital to employ sub-advisers to perform, under PNC Capital’s supervision, any or all of the advisory services described in the advisory agreement, provided that PNC Capital pays all of the sub-adviser’s compensation.

In managing the Fund, PNC Capital has implemented a multi-manager approach and allocates the Fund’s assets among multiple sub-advisers. PNC Capital monitors the performance of the sub-advisers as well as the investment strategy of each sub-adviser and may periodically adjust the percentage of assets assigned to the sub-advisers. The Fund’s assets currently are divided between two sub-advisers: Artio Global Management LLC and Morgan Stanley Investment Management Limited. PNC Capital has proposed to add GE Asset Management as a third sub-adviser to the Fund. If shareholders of the Fund approve the Proposal, then PNC Capital will adjust the percentage of assets assigned to the Fund’s current sub-advisers, Artio Global Management LLC and Morgan Stanley Investment Management Limited, to allocate a portion of the Fund’s assets for GE Asset Management to sub-advise.

Information About GE Asset Management

GE Asset Management is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  GE Asset Management’s principal office is located at 3001 Summer Street, P.O. Box 7900, Stamford, Connecticut 06904.  GE Asset Management is a wholly-owned subsidiary of General Electric Company (“GE”).  GE’s principal office is located at 3135 Easton Turnpike, Fairfield, CT  06828.  As of June 30, 2008, GE Asset Management had approximately $156 billion of assets under management.

The following table sets forth the name, position and principal occupation of the directors and principal executive officers of GE Asset Management as of July 31, 2008.  Each individual’s address is 3001 Summer Street, Stamford, Connecticut 06904.

Name

Position with GE Asset Management

James W. Ireland III	Director, Chairman and Chief Executive Officer

Cheryl H. Beacock

Director and Vice President – Human Resources

Daniel O. Colao

Director and Executive Vice President and Chief Financial Officer

Paul M. Colonna

Director and Executive Vice President; President, Fixed Income

Michael J. Cosgrove	Director and Executive Vice President; President and CEO, Mutual Funds
Kathryn D. Karlic	Director and Executive Vice President; Institutional Sales and Marketing
Ralph R. Layman	Director and Executive Vice President; President, Global Equities
Matthew J. Simpson	Director and Executive Vice President, General Counsel & Secretary
Judith A. Studer	Director and Executive Vice President; President, Domestic Equities
John J. Walker	Director and Executive Vice President and Chief Operating Officer
David B. Carlson	Senior Vice President; Chief Investment Officer, Domestic Equity
Robert S. Herlihy	Senior Vice President; Chief Compliance Officer
Donald W. Torey	Executive Vice President; President, Alternative Assets

Information about the Portfolio Management

GE Asset Management’s investment philosophy is that not all stocks are fairly valued by the markets and that stocks with low price-to-cash earnings ratio relative to long-term growth rates can produce above average investment returns.  This philosophy results in an investment style that can be characterized as growth at a reasonable price or “GARP.”  GE Asset Management employs a fundamental investment decision-making process that is disciplined and research driven with bottom-up stock selection.  GE Asset Management employs a multi-portfolio manager approach whereby each portfolio manager will manage a separate sleeve of the Fund’s portfolio.  Each team member offers a diverse investment background, experience and conviction so that each team member may select different individual securities for the separate sleeve that member manages; however, the team members operate collaboratively and share a common philosophy and investment process.  Each member of the portfolio team is familiar with the stocks held in GE Asset Management’s aggregate Fund portfolio in order to facilitate global industry and security comparison.  The individual portfolio sleeves are aggregated by GE Asset Management to ensure that the Fund’s portfolio managed by GE Asset Management meets the investment requirements set forth in the Fund’s prospectus.

Each portfolio manager selects stock using the same investment research and screening process which begins with a screen of the international equity universe of all developed and emerging market stocks that have a market capitalization greater than 2 billion U.S. dollars.  GE Asset Management then employs a quantitative screen that compares a company’s current price-to-cash earnings to annualized forward three to five year cash earnings growth projections, adjusted for yield.  GE Asset Management then performs a fundamental analysis of the companies identified through the quantitative screen using a proprietary ranking system that assigns a “confidence quotient” score for each company, considering quality of management, financial condition, transparency, market position and fundamental momentum.  The analysis seeks a catalyst for each company that will unlock the future potential of the company.  For example, a catalyst may be the introduction of a new product, a corporate restructuring that could lead to improved margins, or participation in new markets.

While performing the fundamental analysis, analysts for GE Asset Management gather information from company financial statements, meetings with company management, and the GE Global Network (which may provide information on the local economic and political environment, specific industry analysis and other financial market sources).  Each portfolio manager then selects investments in the companies in which they have the highest level of conviction.

Information about the Portfolio Managers

Day-to-day management of the Fund’s portfolio will be the responsibility of a team of portfolio managers that includes Ralph R. Layman, Brian Hopkinson, Paul Nestro, Jonathan L. Passmore, Michael J. Solecki and Makoto Sumino.  As the lead portfolio manager, Mr. Layman oversees the entire team and assigns a portion of the overall portfolio to each portfolio manager, including himself.  Each portfolio manager is limited to the management of his portion of the portfolio, the size of the portion which Mr. Layman determines on an annual basis.  The portfolio managers do not operate independently of each other, rather, the team operates collaboratively, communicating purchases or sales of securities on behalf of the portfolio.

Ralph R. Layman, CFA, is President and Chief Investment Officer of GE Asset Management. Mr. Layman has led the team since joining GE Asset Management in July 1991.

Brian Hopkinson, AIA, is a Senior Vice President of GE Asset Management. Mr. Hopkinson joined GE Asset Management in October 1996.

Michael J. Solecki, CFA, is a Senior Vice President of GE Asset Management.  Mr. Solecki joined GE Asset Management in August 1990.

Jonathan L. Passmore is a Senior Vice President of GE Asset Management.  Prior to joining GE Asset Management in January 2001, Mr. Passmore was with Merrill Lynch for six years, most recently as Director, International Equity.

Paul Nestro, CFA, is a Vice President of GE Asset Management.  Mr. Nestro joined GE Asset Management in January 1993.

Makoto Sumino, CFA, is a Senior Vice President and Director of the International Equity Research Team of GE Asset Management.  Mr. Sumino joined GE Asset Management in September 1996.

Summary of the Proposed Sub-Advisory Agreement

A copy of the proposed sub-advisory agreement is attached hereto as Exhibit A.  The following description is a summary of the material terms of the proposed sub-advisory agreement.  You should refer to Exhibit A for the proposed sub-advisory agreement, and the description set forth in this Proxy Statement of the proposed sub-advisory agreement is qualified in its entirety by reference to Exhibit A.

The proposed sub-advisory agreement will not affect or change, in any way, the amount of advisory fees payable to PNC Capital under its advisory agreement with the Fund.

Sub-Advisory Services.  The agreement provides that GE Asset Management will furnish certain investment advisory services to the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the portion of the Fund’s portfolio assigned to GE Asset Management (the “Fund Account”), subject to supervision of the Board of Directors and in accordance with the Fund’s investment objectives, policies, and restrictions as stated in the Fund’s investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Board of Directors.

Management Fees.  The agreement provides that PNC Capital will pay GE Asset Management a fee, computed daily and payable quarterly, from the Adviser, calculated at the annual rate of 0.60% on the first $50 million of average daily net assets in the Fund Account, 0.55% on the next $50 million of average daily net assets in the Fund Account, 0.45% on the next $50 million of average daily net assets in the Fund Account, and 0.40% on the average daily net assets in the Fund Account in excess of $150 million.

Brokerage Policies.  The agreement authorizes GE Asset Management to select brokers and dealers for any purchase or sale of investments for the Fund Account managed by GE Asset Management and directs GE Asset Management to use its best efforts to obtain the best available price and most favorable execution.  GE Asset Management may pay a broker a commission in excess of that which another broker might have charged for effecting the same transaction, in recognition of the value of the research, or other services provided by the broker to GE Asset Management.

Duration and Termination.  The agreement provides that it shall continue in effect for an initial two year term from the effective date, and thereafter for successive periods of one year, subject to annual approval by the Board of Directors or Fund shareholders.  The agreement may be terminated on sixty (60) days prior written notice by the Fund (by vote of the Fund’s Board of Directors or by vote of a majority of the outstanding voting securities of the Fund), by GE Asset Management or by PNC Capital without the payment of any penalty.

Payment of Expenses.  The agreement provides that GE Asset Management will pay all expenses incurred by it in connection with its activities as sub-adviser other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

Books and Records.  The agreement provides that pursuant to applicable law, GE Asset Management shall keep the Fund’s books and records required to be maintained by or on behalf of, the Fund with respect to any services rendered.

Other Provisions.  The agreement provides that GE Asset Management shall not be liable to the Fund in the absence of willful misfeasance, bad faith, negligence or reckless disregard for any action or omission in the course of, or connected with, rendering sub-advisory services to the Fund.  PNC Capital will hold GE Asset Management harmless for any loss suffered as a consequence of any action or inaction of any other service provider to the Fund in failing to observe the instructions of PNC Capital or GE Asset Management and for any losses, claims, damages, liabilities or litigation (including legal and other reasonable expenses) arising out of or based on registration statements, shareholder reports, proxy materials, sales literature or other materials pertaining to the Fund.  In addition, the services furnished by GE Asset Management are not to be deemed exclusive, and GE Asset Management is free to solicit and furnish similar services to others so long as its services to the Fund are not thereby impaired.

Board Approval and Recommendation

The Board of Directors of the Fund, including all of the independent Directors, approved the Sub-Advisory Agreement at their regular meeting held on August 15, 2008. The Directors evaluated the Sub-Advisory Agreement in light of a broad range of information they had requested and received from GE Asset Management prior to the meeting. The Directors reviewed these materials with management of the Adviser and GE Asset Management, legal counsel to the Fund and independent legal counsel to the Directors. The Directors also discussed the proposed approval with independent counsel in an executive session at which no representatives of the Adviser or GE Asset Management were present. The Directors considered whether such approval would be in the best interests of the Fund and its shareholders, focusing primarily on the nature and quality of the services provided by GE Asset Management and the overall fairness of the Sub-Advisory Agreement.

In the course of their review, the Directors, with the assistance of independent counsel, considered their legal responsibilities with regard to all factors deemed to be relevant to the Fund, including, but not limited to, the following: (1) the nature, extent and quality of advisory services to be provided by GE Asset Management under the sub-advisory agreement; (2) the level of the proposed sub-advisory fee; (3) GE Asset Management’s attention to portfolio compliance; and (4) other factors deemed relevant.  In their deliberations, the Directors did not rank the importance of any particular piece of information or factor considered, and it is presumed that each Director attributed different weights to the various factors.

With respect to the nature, extent and quality of investment management services to be provided by GE Asset Management under the sub-advisory agreement, the Directors considered the background, experience and staffing of GE Asset Management’s management personnel.  The Directors also reviewed historic performance of comparable accounts advised by GE Asset Management as compared to an appropriate benchmark and peer group.  The Directors confirmed that there were no pending litigation or regulatory actions against GE Asset Management that would adversely affect or prohibit its services, and that GE Asset Management had errors and omissions and fidelity bond insurance coverage.  Based on its overall review, the Directors concluded that GE Asset Management had the capabilities, resources and relevant experience necessary to manage the Fund portfolio.

Based on all of the foregoing, the Directors of the Fund recommend that shareholders vote FOR the approval of the sub-advisory agreement.

If the Fund’s shareholders do not approve the proposed sub-advisory agreement at the Meeting or at an adjournment of the Meeting, then GE Asset Management will not become a sub-adviser to the Fund.   The Fund’s current sub-advisers, Artio Global Management LLC and Morgan Stanley Investment Management Limited will continue to manage the Fund.  PNC Capital and the Board of Directors may consider other sub-advisers and will make such arrangements for the management of the Fund’s investments as it deems appropriate and in the best interests of the Fund, subject to approval by the Directors and Fund shareholders.

ADDITIONAL INFORMATION

Information about PNC Capital

PNC Capital is the investment adviser and administrator of the Fund.  PNC Capital is registered as an investment adviser under the Advisers Act.  PNC Capital’s principal office is located at Two Hopkins Plaza, Baltimore, Maryland 21201.  PNC Capital is a wholly-owned subsidiary of PNC Bank, National Association (“PNC Bank”), which, in turn, is wholly-owned by PNC Financial Services Group, Inc.  As of July 31, 2008, PNC Capital managed approximately $13 billion of investment company assets.

The following table sets forth the name, position and principal occupation of the chief executive officer and each director of PNC Capital as of July 31, 2008.

Name and Address	Position with PNC Capital	Principal Occupation
Kevin A. McCreadie Two Hopkins Plaza Baltimore, Maryland 21201	Director, President and Chief Investment Officer	President and Chief Investment Officer, PNC Capital
Robert Q. Reilly 1600 Market Street Philadelphia, PA19103	Director	Executive Vice President, PNC Bank, National Association
Stephen M. Wynne 301 Bellevue Parkway Wilmington, DE 19806	Director	Chief Executive Officer, PNC Global Investment Servicing, Inc.
Thomas K. Whitford One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222	Director	Executive Vice President and Chief Administrative Officer, The PNC Financial Services Group, Inc. and PNC Bank, National Association

The following table sets forth the officers and directors of PNC Capital who also serve as officers of the Fund as of July 31, 2008.  Officers and directors of PNC Capital who also serve as officers of the Fund do not receive compensation from the Fund for their services as officers of the Fund.

Name	Position with the Fund	Position with PNC Capital
Kevin A. McCreadie	President	Director and President
Jennifer E. Spratley	Vice President and Treasurer	Treasurer
Jennifer E. Vollmer	Secretary	Secretary
Savonne L. Ferguson	Assistant Secretary	Vice President

In return for the advisory services provided by PNC Capital, the Fund pays PNC Capital a fee of1.22% of the first $1 billion of the Fund’s average daily net assets plus 0.90% of the Fund’s average daily net assets in excess of $1 billion, which is calculated daily and paid quarterly.  The Fund paid PNC Capital $8,554,301.00 in advisory fee for the fiscal year ended May 31, 2008.

Decatur H. Miller, a Director of the Fund, serves as co-trustee of a trust of which an affiliate of PNC Capital is also a co-trustee.  Any transactions by Directors involving securities of PNC or its parents since the beginning of the Fund’s fiscal year ended May 31, 2008 did not exceed 1% of the outstanding securities of any class of such securities.

There were $38,433.30 brokerage commissions paid by the Fund to affiliated brokers of the Fund’s other sub-advisers for the fiscal year ended May 31, 2008.

Voting Information

Record Date.  Only shareholders of record at the close of business on September 5, 2008 (the “Record Date”) will be entitled to vote at the Meeting and at any adjournment thereof.  The issued and outstanding Shares of the Fund as of the Record Date were [           ].

Quorum.  In order to constitute a quorum for the transaction of business, the holders of at least a majority of all of the Shares upon which the Fund’s shareholders are entitled to cast votes at the Meeting must be present either in person or by proxy.  For purposes of determining the presence of a quorum, abstentions will be counted as present.

In the event that the necessary quorum to transact business is not present at a Meeting, the persons named as proxies, or their substitutes, may propose and vote for one or more adjournments of the Meeting to permit the further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of those Shares affected by the adjournment that are represented at the Meeting in person or by proxy.  If a quorum is present, but the vote required to approve any proposal is not obtained, the persons named as proxies, or their substitutes, may vote for one or more adjournment of the meeting to permit further solicitation of proxies; and will vote those proxies which they are entitled to vote FOR the proposal in favor of such adjournments, and will vote those proxies required to be voted AGAINST the proposal against any such adjournment.  Shareholders may not be notified of an adjournment of the Meeting.

Broker “non-votes” (that is, properly executed proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote Shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as Shares that are present at the Meeting but which have not been voted. Accordingly, shareholders are urged to forward their voting instructions promptly.

Required Vote.  Approval of the Proposal requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund.  The term “majority of the outstanding voting securities,” as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of a Fund present at a Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

Abstentions will have the effect of a “no” vote for the Proposal.  Broker non-votes will have the effect of a “no” vote for the Proposal if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding Shares of the Fund.  Broker non-votes will not constitute “yes” or “no” votes for the Proposal, and will be disregarded in determining the voting securities “present” if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of the Fund present at a Meeting.

Voting Proxies.  D.F. King & Co., Inc. (“King”) has been engaged to assist in the solicitation of proxies for the Fund.  Shareholders may authorize King to execute proxies by telephonic or electronically transmitted instructions.  As the Meeting date approaches, shareholders of the Fund may receive a telephone call from a representative of King if their votes have not yet been received.  Proxies that are obtained telephonically will be recorded in accordance with the procedures described below.  These procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

In all cases where a telephonic proxy is solicited, the King representative is required to ask for each shareholder’s full name, address and the last four digits of the shareholder’s social security number or tax identification number.  In addition, the King representative will confirm that the shareholder has received the proxy materials in the mail.  If the shareholder is a corporation or other entity, the King representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the Shares.  If the solicited agrees with the information provided to King, then the King representative will explain the proxy voting process, read the Proposal listed on the proxy card and ask for the shareholder’s voting instructions on the Proposal.  Although the King representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement.  King will record the shareholder’s instructions on the card.  Within 72 hours, a letter or mailgram will be sent to the shareholder to confirm his or her vote and instruct the shareholder to call King immediately if his or her voting instructions are not correctly reflected in the confirmation.

Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting.  These options require shareholders to input a control number which is located on the proxy card.  After inputting this number, shareholders will be prompted to provide their voting instructions for the Proposal.  Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. In addition to confirming their voting instructions prior to submission, shareholders who vote via the Internet will, upon request, receive an e-mail confirming their instructions.

If a shareholder wishes to attend the Meeting, the shareholder may still submit the proxy card originally sent with this Proxy Statement.  Should shareholders require additional information regarding the proxy or a replacement proxy card, they may call toll-free 800-423-2107.  Any proxy given by a shareholder is revocable until voted at the Meeting.

Any shareholder of the Fund giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Company, c/o PNC Capital Advisors, Inc., at the address for the Fund shown at the beginning of this Proxy Statement), or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund.  All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, FOR the Proposal referred to in this Proxy Statement.

The Board of Directors may, at any time, elect to withdraw a proposal from consideration at the Meeting.  A decision to withdraw a proposal may arise if, because of changed circumstances, the proposal is either no longer necessary or appropriate.  Should the Board elect to withdraw a proposal, the proposal will not be presented at the Meeting, and any proxies received regarding that proposal will not be voted.  If time permits, shareholders will be notified if the Proposal is withdrawn.

Other Shareholder Information.  PNC Capital’s parent company, PNC Bank, National Association and its affiliate, PNC Bank, Delaware (collectively, “PNC Bank”), may be deemed to be the beneficial owner, for purposes of the federal securities laws, because PNC Bank possesses sole or shared voting power for Shares of the Fund.  PNC Bank does not, however, have any economic interest in such Shares, which are held solely for the benefit of PNC Bank’s customers.  PNC Bank has advised the Fund that it intends to vote the Shares in the Fund over which it has retained voting power in a manner that is consistent with its fiduciary responsibilities.  To the knowledge of the Fund, PNC Bank may be deemed to be the beneficial owner as of the Record Date of [               ] shares of the Fund’s Institutional Share Class and own [   ]% of the Fund.

To the Fund’s knowledge, at the Record Date no other person possessed sole or shared voting or investment power with respect to 5% or more of any of the outstanding interests of the Fund.

Principal Underwriter

PNC Fund Distributor, LLC serves as the principal underwriter to the Company and has principal offices located at 100 Summer Street, Suite 1500, Boston, Massachusetts 02110.

Shareholder Proposals for Subsequent Meetings

The Company does not hold annual shareholders meetings except to the extent that such meetings may be required under the 1940 Act or state law.  Shareholders who wish to submit proposals for inclusion in the Proxy Statement for a subsequent shareholder meeting should send their written proposals to the Company’s Secretary at its principal office within a reasonable time before such meeting.  The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meeting

The Board of Directors is not aware of any matters that will be presented for action at the Meeting other than the matters described in this material.  Should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interest of the Fund.

Dated:                      , 2008

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A

SUB-ADVISORY AGREEMENT

AGREEMENT made this        day of             , 2008, between PNC Capital Advisors, Inc. (the “Adviser”), an investment adviser having its principal place of business in Baltimore, Maryland, and GE Asset Management Incorporated (the “Sub-Adviser”), an investment adviser having its principal place of business in Stamford, Connecticut.

WHEREAS, the Adviser serves as investment adviser to the investment portfolios of PNC Funds, Inc. (the “Company”), a Maryland corporation having its principal place of business in Baltimore, Maryland, and is a registered open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the International Equity Fund, an investment portfolio of the Company  (the “Fund”) and may retain the Sub-Adviser to serve in such capacity, and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.             Appointment.  Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund as permitted by the Adviser’s Advisory Agreement with the Company pertaining to the Fund for the period and on the terms set forth in this Agreement.  It is understood that the Adviser may assign a portion of or none of the assets of the Fund (the “Fund Account”) to the Sub-Adviser, and that the Adviser has the right to allocate and reallocate such assets to the Fund Account at any time, and from time to time, upon such notice to the Sub-Adviser as, in the Adviser’s opinion, may be reasonably necessary to ensure orderly management of the Fund. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.             Sub-Advisory Services.  Subject to the supervision of the Company’s Board of Directors, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund Account. The Sub-Adviser will determine what securities and other investments will be purchased, retained or sold by the Company for the Fund Account, including with the assistance of the Adviser, the Fund Account’s investments in futures and forward currency contracts; manage in consultation with the Adviser the Fund Account’s temporary investments in securities; and manage the Fund Account’s overall cash position, and determine from time to time what portion of the Fund Account’s assets will be held in different currencies.  The Sub-Adviser will provide the services under this Agreement in accordance with the Fund’s investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Company’s Board of Directors.

3.             Brokerage.  The Sub-Adviser shall select brokers and dealers for any purchase or sale of assets of the Fund Account and is hereby directed to obtain for the Fund Account in such transactions “best price and best execution.”  Consistent with the foregoing and to the extent permitted by the 1940 Act, the Sub-Adviser may, in the allocation of portfolio brokerage business and the payment of brokerage commissions, consider the brokerage and research services furnished the Sub-Adviser by brokers and dealers, in accordance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended.  In no instance will portfolio securities be purchased from or sold to an affiliated person of the Adviser, the Sub-Adviser, or any affiliated person of the Company, the Adviser or the Sub-Adviser, except to the extent permitted by the 1940 Act and the Securities and Exchange Commission (the “SEC”).

4.             Covenants by Sub-Adviser.  The Sub-Adviser agrees that with respect to the services provided to the Company, it:

(a)           will use the same skill and care in providing such services as it uses in providing services to its other accounts for which it has investment responsibilities and will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(b)           will conform with all applicable rules and regulations of the SEC under the 1940 Act, and in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

(c)           will be responsible for taking action with respect to any proxies, notices, reports and other communications relating to any of the Fund Account’s portfolio securities, except that to the extent the Adviser instructs the Sub-Adviser to vote proxies on behalf of the Fund Account, such proxies will be voted pursuant to the Sub-Adviser’s proxy voting policy and any such reports will be provided in a standardized format. In addition, the Sub-Adviser will bear no responsibility in connection with class actions relating to the Fund or Fund Account’s portfolio securities, including filing proofs of claims, but shall promptly notify the Adviser to the extent the Sub-Adviser is made aware of such a class action with respect to the Fund or Account;

(d)           will maintain all books and records with respect to the securities transactions of the Fund Account, will furnish the Adviser and Company’s Board of Directors with such periodic and special reports as the Adviser or the Board may reasonably request with respect to the Fund Account, and will provide in advance to the Adviser all reports to the Company’s Board of Directors for examination and review within a reasonable time prior to the Company’s Board meetings;

(e)           will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Fund, the respective portfolio holdings, and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company;

(f)            will attend regular business and investment-related meetings with the Company’s Board of Directors and the Adviser if requested to do so by the Company and/or the Adviser; and

(g)           In providing the services described in this Agreement, the Sub-Adviser will not consult with any other investment advisory firm that provides investment advisory services to the Fund or any other investment company sponsored by the Adviser regarding transactions for the Fund in securities or other assets, except as permitted by applicable law.

5.             Sub-Adviser’s Representations.  The Sub-Adviser hereby represents and warrants that it (i) is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended; and (ii) that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

6.             Delivery of Documents.  The Adviser has furnished the Sub-Adviser with the Fund’s most recent Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto.  The Adviser will furnish the Sub-Adviser from time to time, with copies of all amendments of or supplements to the foregoing.  Execution of this Agreement will serve as an acknowledgement of receipt of the Sub-Adviser’s Form ADV, Part II by the Adviser at least 48 hours prior to the execution of this Agreement.  The Sub-Adviser may provide an amended Form ADV, Part II from time to time in the event of any material changes applicable to the Sub-Adviser’s services under this Agreement.

7.             Books and Records.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s request.  The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

8.             Compensation.  For the services provided and the expenses assumed pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable quarterly, from the Adviser, calculated at the annual rate of 0.60% on the first $50 million of average daily net assets in the Fund Account, 0.55% on the next $50 million of average daily net assets in the Fund Account, 0.45% on the next $50 million of average daily net assets in the Fund Account, and 0.40% on the average daily net assets in the Fund Account in excess of $150 million.

9.             Expenses.  The Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund Account.

10.           Limitation of Liability.  In the absence of willful misfeasance, bad faith, negligence or reckless disregard, the Sub-Adviser shall not be liable for any action or omission in the course of, or connected with, rendering services hereunder.  The Adviser shall hold the Sub-Adviser harmless for any loss suffered as a consequence of any action or inaction of any other service provider to the Fund or Account in failing to observe the instructions of the Adviser or the Sub-Adviser and for any losses, claims, damages, liabilities or litigation (including legal and other reasonable expenses) arising out of or based on registration statements, shareholder reports, proxy materials, sales literature or other materials pertaining to the Fund. For the avoidance of doubt, it is agreed that the relative investment performance of the Fund Account shall not constitute a breach by the Sub-Adviser of these obligations.

11.           Duration and Termination.

(a)           This Agreement will become effective as of the date first written above, and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Company’s Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Company.

(b)           This Agreement may be terminated at any time without the payment of any penalty, on sixty (60) days prior written notice by the Sub-Adviser or by the Adviser or by a vote of the Company’s Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will immediately terminate in the event of its assignment.  As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” shall have the same meanings as ascribed to such terms in the 1940 Act.

12.           Notice.  Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed to:

If to the Adviser:

PNC Capital Advisors, Inc.

Attn: Kevin McCreadie, President

Two Hopkins Plaza

Baltimore MD 21201

If to the Sub-Adviser:

GE Asset Management
3001 Summer Street
Stamford, CT 06904
Attn: General Counsel

13.           Services Not Exclusive.  The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Adviser or any affiliated person (as defined in the

1940 Act) of the Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.  For the avoidance of doubt, the foregoing does not in any way limit the Sub-Adviser’s ability to provide investment advisory or subadvisory services to another investment vehicle with similar investment objectives to the Fund.

14.           Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  No amendment of this Agreement for which approval by the outstanding voting securities of the Fund is required under the 1940 Act shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

15.           Governing Law.  This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Maryland.

16.           Severability.  If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

17.           Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

18.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PNC Capital Advisors, Inc.

By:

GE Asset Management Incorporated

By:

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232		Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings

	CALL:	To vote by phone call toll-free 1-800-830-3542 and follow the recorded instructions.
	LOG-ON:	Vote on the internet at www.2voteproxy.com and follow the on-screen instructions.
	MAIL:	Return the signed proxy card in the enclosed envelope.

SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 30, 2008
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PNC FUNDS, INC.

The undersigned hereby appoints Kevin A. McCreadie and Jennifer E. Spratley, as proxy (“Proxy”), with full power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all of the interests in PNC International Equity Fund, Inc. a series of PNC Funds, Inc. (the “Fund”) held of record by the undersigned on September 5, 2008 at the Special Meeting (the “Meeting”) of Shareholders of the Fund to be held on October 30, 2008, at 10:00 a.m., Eastern time, at the offices of PNC Capital Advisors, Inc., the Fund’s Adviser, 2nd Floor, Two Hopkins Plaza, Baltimore, Maryland 21201 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present at such Meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the interests in the Fund covered hereby. I acknowledge receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement dated [   ] , 2008.

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTIONS CARD PROMPTLY USING THE ENCLOSED ENVELOPE, IF YOU DO NOT WISH TO VOTE BY INTERNET OR BY PHONE.

Dated

	Signature(s) of Participant(s)	(Please sign in the Box)

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PNC-PXC 0808

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal, and to grant discretionary power to vote upon such other business as may properly come before the Meeting.

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

	FOR	AGAINST	ABSTAIN
1. To approve a sub-advisory agreement between PNC Capital Advisors, Inc. and GE Asset Management Incorporated for the PNC International Equity Fund (the “Proposal”).	☐	☐	☐

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN
AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN ON REVERSE SIDE OF THIS CARD
PNC-PXC-0808